As filed with the Securities and Exchange Commission on January 27, 2017
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 27, 2017
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On January 27, 2017, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its fourth quarter and full year 2016 earnings. A copy of the January 27, 2017 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated January 27, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: January 27, 2017 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated January 27, 2017

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Fourth Quarter and Full Year 2016
Earnings and Announces Quarterly Dividend

New York, January 27, 2017 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported a net loss of $1.8 million or $0.13 basic net loss per share for the fourth quarter of 2016 compared with a net loss of $3.1 million or $0.23 basic net loss per share for the fourth quarter of 2015. Loss before income taxes from continuing operations was $7.5 million for the fourth quarter of 2016 compared with a loss before income taxes from continuing operations of $4.6 million for the fourth quarter of 2015. Net income from discontinued operations was $759,000 for the fourth quarter of 2016 compared with net income from discontinued operations of $765,000 for the fourth quarter of 2015. Revenue from continuing operations for the fourth quarter of 2016 was $218.9 million compared with revenue from continuing operations of $225.2 million for the fourth quarter of 2015, a decrease of 2.8%. Revenue from discontinued operations for the fourth quarter of 2016 was $1.9 million compared with revenue from discontinued operations of $5.2 million for the fourth quarter of 2015.
For the year ended December 31, 2016, the Company reported a net loss of $1.2 million or $0.09 basic net loss per share compared with net income of $2.0 million or $0.14 basic net income per share for the year ended December 31, 2015. Loss before income taxes from continuing operations for the year ended December 31, 2016 was $21.9 million compared with a loss before income taxes from continuing operations of $2.4 million for the year ended December 31, 2015. Net income from discontinued operations was $10.1 million for the year ended December 31, 2016 compared with net income from discontinued operations of $5.7 million for the year ended December 31, 2015. Revenue from continuing operations for the year ended December 31, 2016 was $857.8 million, a decrease of 4.5% compared with revenue from continuing operations of $897.8 million for the year ended December 31, 2015. Revenue from discontinued operations for the year ended December 31, 2016 was $25.3 million compared with revenue from discontinued operations of $30.6 million for the year ended December 31, 2015.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the Year Ended
	December 31,			December 31,
	2016	2015 (2)	% Change	2016	2015 (2)	% Change
Revenue	$218,945	$225,189	(2.8)	$857,779	$897,801	(4.5)
Expenses	226,441	229,757	(1.4)	879,671	900,229	(2.3)
Loss Before Income Taxes	(7,496)	(4,568)	64.1	(21,892)	(2,428)	801.6
Income Taxes	(5,072)	(712)	612.4	(12,262)	406	*
Net Loss from Continuing Operations	(2,424)	(3,856)	(37.1)	(9,630)	(2,834)	239.8
Net Income from Discontinued Operations	759	765	(0.8)	10,121	5,732	76.6
Net Income (Loss)	(1,665)	(3,091)	(46.1)	491	2,898	*
Less Net Income Attributable to Non-Controlling Interest	125	53	135.8	1,652	936	76.5
Net Income (Loss) Attributable to Oppenheimer Holdings Inc.	$(1,790)	$(3,144)	(43.1)	$(1,161)	$1,962	*

Basic Net Income (Loss) Per Share (1)
Continuing Operations	$(0.18)	$(0.28)	(35.7)	$(0.72)	$(0.21)	242.9
Discontinued Operations	0.05	0.05	—	0.63	0.35	80.0
Net Income (Loss) Per Share	$(0.13)	$(0.23)	(43.5)	$(0.09)	$0.14	*

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
		For the 3-Months Ended			For the Year Ended
		December 31,			December 31,
		2016	2015 (2)	% Change	2016	2015 (2)	% Change
Diluted Net Income (Loss) Per Share (1)
	Continuing Operations	$(0.18)	$(0.28)	(35.7)	$(0.72)	$(0.21)	242.9
	Discontinued Operations	0.05	0.05	—	0.63	0.35	80.0
	Net Income (Loss) Per Share	$(0.13)	$(0.23)	(43.5)	$(0.09)	$0.14	*

Weighted Average Number of Common Shares Outstanding
	Basic	13,361	13,424	(0.5)	13,369	13,641	(2.0)
	Diluted	13,361	13,424	(0.5)	13,369	13,641	(2.0)

		As of December 31,
		2016	2015	% Change
Book Value Per Share		$38.22	$38.84	(1.6)
Tangible Book Value Per Share (3)		$25.53	$26.13	(2.3)

(1)	Attributable to Oppenheimer Holdings Inc.
(2)	Amounts have been recast for discontinued operations.
(3)	Represents book value less goodwill and intangible assets divided by number of shares outstanding.
*	Not comparable

U.S. equities markets increased 3.3% during the fourth quarter of 2016 fueled by optimism from the results of the presidential election. The rally was bolstered by expectations of cuts in individual and corporate tax rates, reduced regulatory requirements, higher inflation, and increased spending on infrastructure. After the election, the U.S. dollar also strengthened significantly against other major global currencies. The election accelerated the rise in bond yields due to expectations of higher inflation around the anticipated economic agenda of a new administration. This coupled with the Federal Reserve's decision to raise short-term interest rates by 25 basis points in December led to the 10-Year Treasury yielding 2.45% at the end of the year. Upcoming elections in Europe and the stronger U.S. dollar propelled economic reports coming from Europe and led to strong equity markets in Europe and Asia as well as higher interest rates.

Albert G. Lowenthal, Chairman and CEO commented, "We are disappointed with our performance during 2016 and are taking the steps necessary to improve our results in the future. We are increasing our efforts in areas that we believe will restore a growth in revenues which largely depend upon more effective recruiting of experienced personnel in our private client and investment banking divisions. In the quarter just ended, despite the post-election run-up in the equity markets, retail and institutional investor activity picked up for a short period immediately after the election but then remained somewhat muted during the remainder of the period reflecting a continued period of lower transaction activity from investors. The equities underwriting business was impacted by the low level of issuance as fewer companies accessed the capital markets. The Company was able to execute on large mandates in its debt capital markets and mergers and acquisition businesses which helped make up for the slower equities underwriting calendar. Client preference for fee-based relationships continued as reflected in higher assets under management which led to an increase in advisory fees during the fourth quarter of 2016. Fees earned from our cash sweep program were up substantially during the period due to the higher interest rate environment. If rates continue to move higher, as is widely expected, this should also bode well for other interest sensitive products that the Company offers. We are pleased to see our legal and regulatory costs decline for the period. We are hopeful that this trend will continue as we begin to see the benefits of the increased compliance and regulatory infrastructure that we have built, which includes increased and improved staffing, better processes, and new technology applications to oversee and control our business in light of the changing regulatory landscape."

Financial Highlights

•
Commission revenue was $90.9 million for the fourth quarter of 2016, a decrease of 11.8% compared with $103.1 million for the fourth quarter of 2015 due to reduced transaction volumes from retail and institutional investors as well as lower financial adviser headcount during the fourth quarter of 2016. For the year ended December 31, 2016, commission revenue was $377.3 million compared with $417.6 million for the year ended December 31, 2015, a decrease of 9.6% due to reduced transaction volumes from retail and institutional investors as well as lower financial adviser headcount during the 2016 year.

•
Advisory fees were $69.5 million for the fourth quarter of 2016, an increase of 3.0% compared with $67.5 million for the fourth quarter of 2015 due to increases in advisory fees on traditional managed products partially offset by decreases in incentive fees on alternative managed products. For the year ended December 31, 2016, advisory fees were $269.1 million compared with $280.2 million for the year ended December 31, 2015, a decrease of 4.0% due to decreases in advisory and incentive fees on traditional and alternative managed products.

•
Investment banking revenue decreased 0.7% to $29.5 million for the fourth quarter of 2016 compared with $29.7 million for the fourth quarter of 2015 due to lower fees from equities underwriting transactions and mergers and acquisitions activity partially offset by higher fees from debt capital market transactions during the fourth quarter of 2016. For the year ended December 31, 2016, investment banking revenue was $81.0 million compared with $102.5 million for the year ended December 31, 2015, a decrease of 21.0% due to lower fees from equities underwriting transactions during the 2016 year.

•
Principal transactions revenue increased 63.7% to $1.4 million during the fourth quarter of 2016 compared with $833,000 for the fourth quarter of 2015 due to higher trading profits in fixed income trading during the fourth quarter of 2016. For the year ended December 31, 2016, principal transactions revenue was $20.5 million compared with $15.2 million for the year ended December 31, 2015, an increase of 34.9% due primarily to higher trading profits in equities and fixed income during the 2016 year.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the Year Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
Revenue
Private Client	$127,455	$125,487	1.6	$504,192	$521,526	(3.3)
Asset Management	23,874	23,467	1.7	92,852	97,121	(4.4)
Capital Markets	67,641	77,307	(12.5)	254,933	279,589	(8.8)
Corporate/Other	(25)	(1,072)	(97.7)	5,802	(435)	*
	218,945	225,189	(2.8)	857,779	897,801	(4.5)

Income (Loss) Before Income Taxes from Continuing Operations
Private Client	15,273	13,952	9.5	66,072	59,016	12.0
Asset Management	9,561	9,883	(3.3)	31,412	33,133	(5.2)
Capital Markets	(13,857)	(3,175)	336.4	(17,713)	5,167	*
Corporate/Other	(18,473)	(25,228)	(26.8)	(101,663)	(99,744)	1.9
	$(7,496)	$(4,568)	64.1	$(21,892)	$(2,428)	801.6

* Not comparable

FOURTH QUARTER 2016 RESULTS

Private Client

Private Client reported revenue of $127.5 million for the fourth quarter of 2016, 1.6% higher than the fourth quarter of 2015, due to higher fees earned on the FDIC-insured bank deposit program during the fourth quarter of 2016. Income before income taxes was $15.3 million for the fourth quarter of 2016, an increase of 9.5% compared with the fourth quarter of 2015 due to lower deferred compensation and legal and regulatory costs partially offset by higher share-based compensation during the fourth quarter of 2016.

•	Client assets under administration were $77.2 billion at December 31, 2016 compared with $78.7 billion at December 31, 2015, a decrease of 1.8%.

•
Financial adviser headcount was 1,158 at the end of the fourth quarter of 2016, down from 1,233 at the end of the fourth quarter of 2015. The reduction primarily reflects the Company's ongoing review of financial adviser productivity, conduct, and client service.

•	Retail commissions were $54.7 million for the fourth quarter of 2016, a decrease of 5.9% from the fourth quarter of 2015.

•	Advisory fee revenue on traditional and alternative managed products was $46.6 million for the fourth quarter of 2016, an increase of 2.8% from the fourth quarter of 2015.

•
Fees earned on client cash deposits in the FDIC-insured bank deposits program were $10.8 million for the fourth quarter of 2016 versus $3.9 million for the fourth quarter of 2015. The increase primarily was due to higher short-term interest rates during the fourth quarter of 2016.

Asset Management

Asset Management reported revenue of $23.9 million for the fourth quarter of 2016, 1.7% higher than the fourth quarter of 2015 due to increases in advisory fees on traditional managed products. Income before income taxes was $9.6 million for the fourth quarter of 2016, a decrease of 3.3% compared with the fourth quarter of 2015.

•
Advisory fee revenue on traditional and alternative managed products was $23.0 million for the fourth quarter of 2016, an increase of 3.6% from the fourth quarter of 2015. Advisory fees are calculated based on the value of client assets under management ("AUM") at the end of the prior quarter which totaled $24.6 billion at September 30, 2016 ($23.7 billion at September 30, 2015) and are allocated between the Private Client and Asset Management business segments.

•
AUM increased 2.9% to $24.8 billion at December 31, 2016, compared with $24.1 billion at December 31, 2015, which is the basis for advisory fee billings for the first quarter of 2017. The increase in AUM was comprised of asset appreciation of $0.9 billion and net redemption of assets of $0.2 billion.

Capital Markets

Capital Markets reported revenue of $67.6 million for the fourth quarter of 2016, 12.5% lower than the fourth quarter of 2015 due to lower institutional commissions, fees from equities underwriting transactions, and fees from mergers and acquisitions activity partially offset by higher fees from debt capital market transactions during the fourth quarter of 2016. Loss before income taxes was $13.9 million for the fourth quarter of 2016, an increase of 336.4% compared with a loss before income taxes of $3.2 million for the fourth quarter of 2015.

•	Institutional equities commissions decreased 15.5% to $25.7 million for the fourth quarter of 2016 compared with the fourth quarter of 2015.

•
Advisory fees earned from investment banking activities decreased 20.7% to $15.5 million for the fourth quarter of 2016 compared with the fourth quarter of 2015 due to a decrease in mergers and acquisitions activity during the fourth quarter of 2016.

•
Equities underwriting fees decreased 63.4% to $1.9 million for the fourth quarter of 2016 compared with the fourth quarter of 2015 due to lower capital raising activity during the fourth quarter of 2016.

•	Revenue from Taxable Fixed Income increased 23.3% to $20.2 million for the fourth quarter of 2016 compared with the fourth quarter of 2015 due to increased debt capital markets activity.

•	Public Finance and Municipal Trading revenue decreased 46.8% to $3.0 million for the fourth quarter of 2016 compared with the fourth quarter of 2015 due to lower trading profits in municipal bonds.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $152.2 million during the fourth quarter of 2016, a decrease of 3.0% compared with the fourth quarter of 2015. The decrease was due to lower salaries, production, incentive, and deferred compensation expenses partially offset by higher share-based compensation expenses during the fourth quarter of 2016. Compensation and related expenses as a percentage of revenue was 69.5% during the fourth quarter of 2016 compared with 69.7% during the fourth quarter of 2015, reflecting the inelasticity of some forms of compensation spread over a lower revenue base for the fourth quarter of 2016.

Non-Compensation Expenses

Non-compensation expenses were $74.3 million during the fourth quarter of 2016, an increase of 1.9% compared with $72.9 million during the fourth quarter of 2015 due primarily to higher communications and technology expenses offset by lower legal and regulatory costs during the fourth quarter of 2016.
Provision for Income Taxes

The effective income tax rate from continuing operations for the fourth quarter of 2016 was 67.7% (benefit) compared with 15.6% (benefit) for the fourth quarter of 2015. The effective income tax rate for the fourth quarter of 2016 was positively impacted by income tax provision to tax return true-ups and higher nontaxable benefits received with respect to company owned life insurance. The effective income tax rate for the fourth quarter of 2015 was negatively impacted by increases in provisions related to positions taken on state income tax returns as well as income tax provision to tax return true-ups that were recorded during the year.

FULL-YEAR 2016 RESULTS

Private Client

Private Client reported revenue of $504.2 million for the year ended December 31, 2016, 3.3% lower than the year ended December 31, 2015 due to lower levels of transaction-based business, a lower financial adviser headcount, and decreased advisory fee revenues partially offset by an increase in interest earned on FDIC-insured bank deposits during the year ended December 31, 2016. Income before income taxes was $66.1 million for the year ended December 31, 2016, an increase of 12.0% compared with the year ended December 31, 2015 due to lower salaries, production-related, and incentive compensation costs as well as lower legal and regulatory costs partially offset by higher share-based and deferred compensation costs during the year ended December 31, 2016.

•	Retail commissions were $220.9 million for the year ended December 31, 2016, a decrease of 10.4% from the year ended December 31, 2015.

•	Advisory fee revenue on traditional and alternative managed products was $181.0 million for the year ended December 31, 2016, a decrease of 4.0% from the year ended December 31, 2015.

•
Interest earned on FDIC-insured bank deposits was $36.4 million for the year ended December 31, 2016 versus $12.3 million for the year ended December 31, 2015 due to higher short-term interest as well as to the discontinued offering of retail money market funds to clients and the transfer of these balances into the FDIC-insured bank deposit program during the second quarter of 2015. There were no money market fee waivers for the year ended December 31, 2016 compared with waivers of $6.3 million for the year ended December 31, 2015.

Asset Management

Asset Management reported revenue of $92.9 million for the year ended December 31, 2016, 4.4% lower than the year ended December 31, 2015 due to decreases in advisory fees on traditional managed products. Income before income taxes was $31.4 million for the year ended December 31, 2016, a decrease of 5.2% compared with the year ended December 31, 2015.

•	Advisory fee revenue on traditional and alternative managed products was $88.2 million for the year ended December 31, 2016, a decrease of 3.8% from the year ended December 31, 2015.

Capital Markets

Capital Markets reported revenue of $254.9 million for the year ended December 31, 2016, 8.8% lower than the year ended December 31, 2015 due to lower institutional commissions, fees from equities underwriting transactions, and fees from mergers and acquisitions activity partially offset by higher fees from debt capital market transactions during the fourth quarter of 2016. Loss before income taxes was $17.7 million for the year ended December 31, 2016 compared with income before income taxes of $5.2 million for the year ended December 31, 2015.

•	Institutional equities commissions decreased 7.6% to $107.1 million for the year ended December 31, 2016 compared with the year ended December 31, 2015.

•
Advisory fees earned from investment banking activities decreased 1.7% to $41.0 million for the year ended December 31, 2016 compared with the year ended December 31, 2015 due to a decrease in mergers and acquisitions activity during the year ended December 31, 2016.

•
Equities underwriting fees decreased 61.6% to $13.6 million for the year ended December 31, 2016 compared with the year ended December 31, 2015 due to lower capital raising activity during the fourth quarter of 2016.

•	Revenue from Taxable Fixed Income increased 8.3% to $70.7 million for the year ended December 31, 2016 compared with the year ended December 31, 2015.

•	Public Finance and Municipal Trading revenue decreased 21.5% to $17.2 million for the year ended December 31, 2016 compared with the year ended December 31, 2015.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $584.7 million during the year ended December 31, 2016, a decrease of 4.3% compared with the year ended December 31, 2015. The decrease was due to lower salaries, production and incentive compensation expenses partially offset by higher share-based and deferred compensation expenses during the year ended December 31, 2016. Compensation and related expenses as a percentage of revenue was 68.2% during the year ended December 31, 2016 compared with 68.0% during the year ended December 31, 2015, reflecting the inelasticity of some forms of compensation spread over a lower revenue base for the year ended December 31, 2016.

Non-Compensation Expenses

Non-compensation expenses were $295.0 million during the year ended December 31, 2016, an increase of 1.9% compared with $289.4 million during the year ended December 31, 2015 due primarily to elevated legal and compliance costs and increased communications and technology expenses during the year ended December 31, 2016.

Provision for Income Taxes

The effective income tax rate from continuing operations for the year ended December 31, 2016 was 56.0% (benefit) compared with 16.7% for the year ended December 31, 2015. The effective income tax rate for the year ended December 31, 2016 was positively impacted by income tax provision to tax return true-ups and higher nontaxable benefits received with respect to company owned life insurance partially offset by the valuation allowance established on deferred tax assets related to net operating losses of a foreign subsidiary. The effective income tax rate for the year ended December 31, 2015 was negatively impacted by increases in provisions related to positions taken on state income tax returns as well as income tax provision to tax return true-ups that were recorded during the year.

Discontinued Operations

During the second and third quarter of 2016, the Company substantially completed the wind down of its Oppenheimer Multifamily Housing and Healthcare Finance Inc. ("OMHHF") subsidiary. The following table is a summary of revenue and expenses from discontinued operations for the three months and year ended December 31, 2016 and 2015, respectively:

('000s)
	For the 3-Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Interest	$22	$325	$943	$1,999
Principal transactions, net	(14)	2,744	(9,022)	5,323
Other	1,845	2,102	33,392	23,262
Total revenue	1,853	5,171	25,313	30,584
Expenses
Compensation and related expenses	86	2,298	4,311	12,406
Communications and technology	20	86	221	361
Occupancy and equipment costs	16	77	415	302
Interest	—	141	408	994
Other	(11)	2,244	2,619	7,382
Total expenses	111	4,846	7,974	21,445
Income before income taxes	1,742	325	17,339	9,139
Income taxes	983	(440)	7,218	3,407
Net income from discontinued operations	$759	$765	$10,121	$5,732

Balance Sheet and Liquidity

•	At December 31, 2016, total equity was $513.3 million compared with $525.1 million at December 31, 2015.

•	At December 31, 2016, book value per share was $38.22 (compared with $38.84 at December 31, 2015) and tangible book value per share was $25.53 (compared with $26.13 at December 31, 2015).

•
The Company's level 3 assets, primarily auction rate securities, were $86.0 million at December 31, 2016 (compared with $96.2 million at December 31, 2015). The decrease in level 3 assets was primarily due to disposition of interest rate lock commitments as a result of the sale of assets of OMHHF.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on February 24, 2017 to holders of Class A non-voting and Class B voting common stock of record on February 10, 2017.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 93 offices in 25 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Oppenheimer Holdings Inc.
Consolidated Income Statement (unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the Year Ended
	December 31,			December 31,
	2016	2015 (1)	% Change	2016	2015 (1)	% Change
REVENUE
Commissions	$90,870	$103,065	(11.8)	$377,317	$417,559	(9.6)
Advisory fees	69,537	67,481	3.0	269,119	280,247	(4.0)
Investment banking	29,467	29,667	(0.7)	81,011	102,540	(21.0)
Interest	11,309	13,257	(14.7)	47,649	49,032	(2.8)
Principal transactions, net	1,364	833	63.7	20,481	15,180	34.9
Other	16,398	10,886	50.6	62,202	33,243	87.1
Total revenue	218,945	225,189	(2.8)	857,779	897,801	(4.5)
EXPENSES
Compensation and related expenses	152,186	156,877	(3.0)	584,710	610,820	(4.3)
Communications and technology	17,871	16,774	6.5	70,390	66,549	5.8
Occupancy and equipment costs	15,995	15,147	5.6	60,791	62,842	(3.3)
Clearing and exchange fees	6,120	6,480	(5.6)	25,126	26,022	(3.4)
Interest	4,911	4,226	16.2	19,437	16,329	19.0
Other	29,358	30,253	(3.0)	119,217	117,667	1.3
Total expenses	226,441	229,757	(1.4)	879,671	900,229	(2.3)
Loss before income taxes	(7,496)	(4,568)	64.1	(21,892)	(2,428)	801.6
Income taxes	(5,072)	(712)	612.4	(12,262)	406	*
Net loss from continuing operations	(2,424)	(3,856)	(37.1)	(9,630)	(2,834)	239.8

Discontinued operations
Income from discontinued operations	1,742	325	436.0	17,339	9,139	89.7
Income taxes	983	(440)	*	7,218	3,407	111.9
Net income from discontinued operations	759	765	(0.8)	10,121	5,732	76.6

Net income (loss)	(1,665)	(3,091)	(46.1)	491	2,898	*
Less net income attributable to non-controlling interest, net of tax	125	53	135.8	1,652	936	76.5
Net income (loss) attributable to Oppenheimer Holdings Inc.	$(1,790)	$(3,144)	(43.1)	$(1,161)	$1,962	*

Basic net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.18)	$(0.28)	(35.7)	$(0.72)	$(0.21)	242.9
Discontinued operations	0.05	0.05	—	0.63	0.35	80.0
Net income (loss) per share	$(0.13)	$(0.23)	(43.5)	$(0.09)	$0.14	*
Diluted net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.18)	$(0.28)	(35.7)	$(0.72)	$(0.21)	242.9
Discontinued operations	0.05	0.05	—	0.63	0.35	80.0
Net income (loss) per share	$(0.13)	$(0.23)	(43.5)	$(0.09)	$0.14	*
Weighted Average Number of Common Shares Outstanding
Basic	13,361	13,424	(0.5)	13,369	13,641	(2.0)
Diluted	13,361	13,424	(0.5)	13,369	13,641	(2.0)

(1) Amounts have been recast for discontinued operations.
* Not comparable